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EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement of our report dated December 26, 2001, included in 4-D Neuroimaging's Form 10-K for the year ended September 30, 2001.

/s/ SWENSON ADVISORS, LLP
San Diego, California
June 12, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS